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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITOR'S CONSENT

    We consent to the incorporation by reference in this Registration Statement of Level 8 Systems, Inc. on Form S-3 of our report dated January 31, 1997, except for Note 3, as to which the date is April 6, 1998, relating to the financial statements included in the Annual Report on Form 10-K of Level 8 Systems, Inc. for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                          LURIE, BESIKOF, LAPIDUS & CO., LLP

Minneapolis, Minnesota
August 6, 1999